Exhibit 24

POWER OF ATTORNEY

Know all by these presents, that the undersigned hereby  constitutes and appoints each of Vivian Yang and Andrew A.  Skarupa the undersigned’s true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the  undersigned’s capacity as an officer, director or beneficial owner  of more than ten percent of any registered class of the securities  of RealD Inc. (the “Company”), Forms 3, 4 and 5 in accordance with  Section 16(a) of the Securities Exchange Act of 1934 and the rules  thereunder;

(2) do and perform any and all acts for and on behalf of the  undersigned which may be necessary or desirable to complete and  execute any Form 3, 4 or 5 and file such form with the United  States Securities and Exchange Commission and any stock exchange  or similar authority; and

(3) take any other action of any type whatsoever in connection  with the foregoing which, in the opinion of such attorney-in-fact,  may be of benefit to, and in the best interest of, or legally  required by, the undersigned.

The undersigned hereby grants to each such attorney-in-fact full  power and authority to do and perform any and every act and thing  whatsoever requisite, necessary or proper to be done in the  exercise of any of the rights and powers herein granted, as fully  to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or  revocation, hereby ratifying and confirming all that such  attorney-in-fact, or such attorney-in-fact’s substitute or  substitutes, shall lawfully do or cause to be done by virtue of  this power of attorney and rights and powers herein granted. The  undersigned acknowledges that the foregoing attorneys-in-fact, in  serving in such capacity at the request of the undersigned, are  not assuming, nor is the Company assuming, any of the  undersigned’s responsibilities to comply with Section 16 of the  Securities Exchange Act of 1934.

This Power of Attorney shall remain in full force and effect until  the undersigned is no longer required to file Forms 3, 4 and 5  with respect to the undersigned’s holdings of and transactions in  securities issued by the Company, unless earlier revoked by the  undersigned in a signed writing delivered to the foregoing  attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 28th day of July, 2015.

Signature:	/s/ Anthony Marcoly

Print Name:	Anthony Marcoly